SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 21, 2005

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 21, 2005, the Board of Directors of Huffy Corporation elected Steven D. Lipton to the position of Senior Vice President - Controller.  Mr. Lipton previously served Huffy Corporation as  Vice President and Controller since August 2004. Prior to joining Huffy Corporation, Mr. Lipton served from 1996 to 2004 as Senior Vice President, Controller of Elder-Beerman, a regional department store chain that is owned by The Bon-Ton Stores, Inc. and has approximately 69 stores located in the Midwest and Northeast United States.

Item 8.01 Other Events.

The registrant has been informed that Mr. Gerald B. Wasserman, a director of the registrant, recently passed away.  He was a member of the Huffy Corporation Board of Directors since 2002 and was a retired President, Chief Executive Officer and Chairman of The Hockey Company (engaged in the manufacture, distribution and sale of hockey equipment, skates and accessories).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: April 22, 2005	By: /s/ Robert W. Lafferty Robert W. Lafferty Vice President - Chief Financial Officer, Finance and Treasurer